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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated May 14, 1997 with respect to the consolidated financial statements of Transmation, Inc. appearing on page 18 of the Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the reference to us under the headings "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP


Rochester, New York
February 5, 1998